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                                                                    Exhibit 21.1

                     SUBSIDIARIES OF POST PROPERTIES, INC.

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

   Name                                                          Incorporation
   ----                                                          -------------

1.   Post Apartment Homes, L.P.                                      Georgia
2.   Post Services, Inc.                                             Georgia
3.   Post LP Holdings, Inc.                                          Georgia
4.   Post GP Holdings, Inc.                                          Georgia
5.   A.T. Aviation, Inc.                                             Georgia
6.   Post Landscape Services, Inc.                                   Georgia
7.   RAM Partners, Inc.                                              Georgia
8.   Post Asset Management, Inc.                                     Georgia
9.   Rocky Point Management, Inc.                                    Georgia
10.  Cumberland Lake, Inc.                                           Georgia
11.  Briarcliff Commercial Property, LLC                             Georgia
12.  Armada Homes, Inc.                                              Delaware
13.  Post Development Services
     Limited Partnership                                             Georgia
14.  Addison Circle Access, Inc.                                     Delaware
15.  Akard-McKinney Investment
     Company, LLC                                                    Texas
16.  Post Uptown, LLC                                                Texas
17.  Greenwood Residential, LLC                                      Texas
18   Columbus Management Services, LLC                               Texas
19.  Uptown Denver, LLC                                              Colorado
20.  Addison Circle One, Ltd.                                        Texas
21.  Addison Circle Two, Ltd.                                        Texas
22.  Post Mississippi Properties, LLC                                Texas
23.  Post Knox Park, LLC                                             Texas
24.  Post Rice Lofts, LLC                                            Texas
25.  Rice Lofts, L.P.                                                Texas
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